UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On August 21, 2019, Spire STL Pipeline LLC (“Spire STL Pipeline”) filed an amended application with the Federal Energy Regulatory Commission (“FERC”), requesting approval of revised recourse rates as a result of an increase in its estimated overall construction costs.

Due to historic flooding of major rivers along the pipeline route, completion of construction has been delayed.  In Spire Inc.’s (“Spire”) fiscal 2019 third quarter earnings communications on July 30, 2019, Spire stated the delay would cause construction costs to exceed $240 million, the top end of the range of estimated costs, and that the expected in-service date would shift to later in calendar 2019.

As part of its FERC filing, Spire STL Pipeline updated its estimate of total construction costs to $262.0 million plus estimated Allowance for Funds Used During Construction of $24.9 million.  The drivers of the higher costs, compared to the previous estimate, include:

•	Retention of external partners for engineering, inspection, regulatory and other critical support services for the project
•	De-mobilizing and re-mobilizing construction crews
•	Additional work to repair right-of-way, more extensive restoration and repair of road damage and other impacts due to flooding
•	Additional horizontal directional drilling of two water bodies due to flooding

In the amended application filing, the recourse rate was raised to $0.36 per dekatherm from $0.27 per dekatherm. Spire also previously communicated that the negotiated rate under the precedent agreement with Spire Missouri Inc., the foundation shipper, could increase to $0.25 per dekatherm from $0.23 per dekatherm, based on an anticipated higher recourse rate.  It is anticipated that this negotiated rate will be adjusted in a subsequent filing after FERC approval of the amended application.

Spire anticipates that Spire STL Pipeline could be placed into commercial service as early as November 1, 2019, depending on how quickly flood conditions subside.

The information contained in Item 8.01 of this report is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in Item 8.01 of this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	August 21, 2019	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer